UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On July 23, 2020, Aravive, Inc. (the “Company”) issued a press release announcing the successful completion of the Phase 1b clinical trial of AVB-500 combined with standard of care therapies in patients with platinum-resistant ovarian cancer, the selection of the recommended Phase 2 dose (RP2D) and other results of the trial. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company will be making several presentations to investors over the next several weeks. In connection with the presentations, the Company intends to discuss the investor presentation, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, in the press release attached as Exhibit 99.1 and in the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, in the press release attached as Exhibit 99.1 and in the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 and investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01.   Other Events.

On July 23, 2020, the Company issued a press release announcing the successful completion of the Phase 1b clinical trial of AVB-500 combined with standard of care therapies in patients with platinum-resistant ovarian cancer, the selection of the recommended Phase 2 dose (RP2D) and other results of the trial.

The Phase1b results are set forth below:

The safety of AVB-500 has been studied in 84 subjects, including 31 healthy volunteers in a Phase 1a trial and 53 patients with PROC in a Phase 1b trial (40 in 10 mg/kg cohort, 6 in 15 mg/kg cohort, and 7 in 20 mg/kg cohort). The primary objective of the PROC trial was to assess safety of AVB-500 in combination with paclitaxel (PAC) or pegylated liposomal doxorubicin (PLD). Secondary endpoints included objective response rate (ORR), CA-125 response, clinical benefit rate, progression free survival (PFS), overall survival, pharmacokinetic (PK) profile, GAS6 serum levels, and anti-drug antibody titers.

Safety Data: Analysis of all safety data to date demonstrates that AVB-500 has been generally well-tolerated with no dose-limiting toxicities or unexpected safety signals. There have been no AVB-500-related SAEs reported to date. There were two types of adverse events that were considered related to AVB-500, as determined by an independent medical monitor: infusion reactions and fatigue. A premedication regimen was designed and implemented during the trial to manage potential infusion reactions.

Pharmacokinetics: Prior data analysis of 31 patients from the 10 mg/kg cohort showed that blood trough levels of AVB-500 demonstrated statistically significant correlation with clinical activity, as patients who achieved minimal efficacious concentration (MEC) >13.8 mg/L demonstrated a greater likelihood of response and prolonged PFS. Updated modeling using actual data from all enrolled patients demonstrated that 59%, 84%, and 93% of patients achieved MEC at doses of 10 mg/kg, 15 mg/kg, and 20 mg/kg, respectively. Furthermore, at 20 mg/kg, a large percentage of subjects is projected to have trough levels greater than 4 times the MEC. These data suggest that at 15 mg/kg, the pharmacokinetics of AVB-500 start to plateau and support the choice of 15 mg/kg as RP2D for AVB-500.

Preliminary Efficacy: While the Phase 1b trial was a safety trial and not powered to demonstrate efficacy, the investigator-assessed best response (RECIST V1.1) to AVB-500 across all cohorts supports promising clinical activity:

10 mg/kg cohort, 37 out of 40 patients evaluable:

•

31% ORR (5/16) among those treated with AVB-500 in combination with PAC, with 1 complete response (CR). Patients given AVB-500 plus PAC who achieved MEC of AVB-500 demonstrated improved ORR of 50% (4/8), with 1 CR.

•	The PFS among those who achieved MEC of AVB-500 was 7.5 months versus 2.28 months with those below MEC (p=0.0062).
•	21.6% ORR (8/37) in all evaluable patients, regardless of their MEC or use of PAC or PLD.
•	All responses have been confirmed.

15 mg/kg cohort, 5 out of 6 patients evaluable:

•

All 5 patients in this cohort experienced clinical benefit, with 1 CR (continuing to show CR 3 months after discontinuing chemotherapy while on AVB-500 as single agent), 2 partial responses (PR), and 2 stable disease (SD).

•	All responses have been confirmed.

20 mg/kg cohort, 7 out of 7 patients evaluable:

•	Of the 7 patients in this cohort, there was 1 PR (with CR of target lesion; not confirmed), 1 SD, and 5 with progressive disease (PD).
•

A post-hoc analysis of tumor expression showed that 4 patients whose best response was PD did not express GAS6 (3) and/or had low amounts of AXL (2) on immunohistopathology of their tumors. While they were enrolled per protocol in the Phase 1b trial, these patients do not appear to be representative of the eventual AVB-500 target population, as they are mostly rare subtypes of PROC and such patients based on their clinical characteristics will not be eligible for the planned Phase 2/3 trial.

Other notable findings:

•	AVB-500 plus PAC appeared to perform better than AVB-500 plus PLD.
o	Across all cohorts, AVB-500 plus PAC data show an ORR of 35% (8/23, including 2 CRs) compared to ORR of 15% (4/26) in AVB-500 plus PLD.

•	AVB-500 plus chemo appeared to perform better in patients without previous exposure to bevacizumab.
o

In a subgroup analysis of patients who had not been previously exposed to bevacizumab in their prior lines of therapy, AVB-500 yielded an ORR of 60% (6/10 including 2 CR) when combined with PAC and an ORR of 19% (3/16) when combined with PLD. For reference, control arms of the third-party AURELIA Trial of bevacizumab (NCT00976911) showed ORR of 30.2% (out of 55 patients total) with PAC alone and 7.8% (out of 64 patients total) with PLD alone.

•	Serum levels of soluble AXL (sAXL)/GAS6 ratio seemed to correlate with response to AVB-500.
o

In the entire Phase 1b cohort, patients with a high sAXL/GAS6 ratio had 30% ORR (10/33) versus 0% ORR (0/15) in patients with a low sAXL/GAS6 ratio. In the PAC cohort, patients with a high sAXL/GAS6 ratio had 43% ORR (6/14) versus 0% ORR (0/7) in patients with a low sAXL/GAS6 ratio. Notably, patients with high sAXL/GAS6 ratio who had not previously received bevacizumab achieved ORR of 71% (5/7).

o	Historically, high sAXL has been associated with a poor prognosis; however, AVB-500 plus PAC or PLD appeared correlated with improved clinical outcomes in this population.
o	Use of serum biomarkers such as sAXL/GAS6 ratio as potential stratification biomarker(s) will be explored in future clinical trials.

•

While not powered to demonstrate efficacy, drug exposure levels correlated with clinical response, supporting the use of higher dose of AVB-500. AVB-500 combined with PAC had better clinical responses in patients whose trough levels were above the minimal efficacious concentration (MEC) of 13.8mg/L compared to those patients whose trough levels were below the MEC.

•

AVB-500 performed well in late line therapy and showed improved clinical benefit in patients who were on their third and fourth lines of therapy or who progressed in less than 3 months following their last platinum-containing regimen.

The Company also announced its decision to terminate the Phase 2a clinical trial of AVB-500 in patients with kidney fibrosis, specifically IgA Nephropathy (IgAN) (NCT04042623) in order to primarily focus on patients with cancer.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release issued by Aravive, Inc. dated July 23, 2020
99.2	Investor Presentation of Aravive, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2020	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer